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                                                                    Exhibit 21.1


                                 SUBSIDIARIES OF
                        MIRANT AMERICAS GENERATION, INC.

Mirant State Line Ventures Inc., formerly known as SEI State Line, Inc.
         State Line Holding Corporation
                  State Line Energy, LLC
Mirant New York, Inc. formerly known as Southern Energy New York G.P., Inc. Mirant New York Investments, Inc. formerly known as Southern Energy Hudson Valley Investments, Ltd.
         Mirant Bowline, LLC formerly knows as Southern Energy Bowline, L.L.C. Mirant Lovett, LLC formerly known as Southern Energy Lovett, L.L.C. Mirant NY-Gen, LLC formerly known as Southern Energy NY-Gen, L.L.C. Hudson Valley Gas Corporation
Mirant California Investments, Inc. formerly known as Southern Energy Bay Area Investments, Inc.
         Mirant California, LLC formerly known as Southern Energy California,
                L.L.C. Mirant Delta, LLC formerly known as Southern Energy Delta, L.L.C. Mirant Potrero, LLC formerly known as Southern Energy Potrero, L.L.C.
         Mirant Bay Area Procurement, LLC formerly known as Bay Area Power Services, L.L.C.
Mirant New England Investments, Inc. formerly known as Southern Energy New England Investments, Inc.
         Mirant Canal, LLC formerly known as Southern Energy Canal, L.L.C. Mirant Canal II, LLC formerly known as Southern Energy Canal II, L.L.C. Mirant Kendall, LLC formerly known as Southern Energy Kendall, L.L.C.
Mirant Wisconsin Investments, Inc. formerly known as SEI Wisconsin Holdings,
Inc.
         Mirant Neenah, LLC formerly known as SEI Wisconsin, L.L.C.
Mirant Texas Investments, Inc. formerly known as Southern Energy Southwest Investments, Inc.
         Mirant Central Texas, LP formerly known as Southern Energy Central Texas, L.P.
         Mirant Texas, LP formerly known as SEI Texas, L.P.
         Mirant Texas, LLC formerly known as SEI Texas, LLC
Mirant Mid-Atlantic Investments, Inc. formerly known as Southern Energy Potomac Investments, Inc.
Mirant Mid-Atlantic Management, Inc. formerly known as Southern Energy PJM (G.P.), Inc.
         Mirant Mid-Atlantic, LLC formerly known as Southern Energy
                Mid-Atlantic, L.L.C. Mirant Chalk Point, LLC formerly known as Southern Energy Chalk Point, LLC Mirant D.C. O&M, LLC formerly known as Southern Energy D.C. O&M, LLC Mirant Piney Point, LLC formerly known as Southern Energy Piney Point, LLC Mirant MD
                Ash Management, LLC formerly known as Southern Energy MD Ash Management, LLC